Exhibit 99.1

For Immediate Release

Motos America Reverse Splits Shares and Changes Ticker

Symbol to “MTAM” on July 16, 2022

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SALT LAKE CITY, UT -- June 15, 2022 -- Motos America Inc., a publicly-traded motorcycle dealership group, has received notice from FINRA that it has processed a corporate action request from the Company. This corporate action will be in the Daily Announcement List dated June 15, 2022, with an effective date of June 16, 2022, subject to the applicable waiting period as noted below. The new ticker symbol aligns with the Company’s corporate branding and the reverse split better positions the stock for a future uplisting and an expansion of its shareholder base. As result of the corporate action, the following changes will take place with Motos America’s publicly traded securities:

•	1:300 reverse split of Common Voting Shares
•	A New CUSIP Number for the post-split shares: 94846P204
•	New Temporary Ticker Symbol: WECT-D
•	New Permanent Ticker: MTAM (effective in 20 business days or on or about July 16, 2022)

“The reverse split of our shares and new ticker symbol help demarcate Motos America Inc. from the operations of its predecessor,” said Vance Harrison, Chief Executive of the Company. We are now focused on a highly differentiated business plan for rolling up BMW, Ducati and Triumph motorcycle dealerships into an integrated management company that can compete on a nation-wide basis. We are well on our way to achieving our dealership acquisition targets. These luxury brands, with their well-heeled customer base, are expected to continue to add to their aggregate market share in the coming years, and we expect to help that happen as we bolster operating performance and benefit from scaling the amount of vehicles sold, customers serviced, and dealerships under out control.”

The Company is in the process of a new securities offering to raise additional working capital and to expand its base of luxury brand motorcycle dealerships across the U.S., including the acquisition of 3 BMW motorcycle dealerships in Florida. More information about this offering may be obtained from the Placement Agent CIM Securities LLC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About CIM

CIM Securities LLC, headquartered in Littleton, Colorado, is an independent investment bank that serves micro-cap and small-cap companies by providing capital raising solutions and also merger and acquisition services for companies seeking growth capital or services. CIM also caters to individual investors providing comprehensive brokerage and money management solutions. CIM Securities provides institutional investors and individual investors periodic opportunities to participate in public offerings and private placements of public or private companies. CIM’s mission is to provide value-added solutions to middle market companies and their investors to help them achieve their goals. The Company believes that its structure, size, and focus enable it to differentiate itself by providing superior service, advice, and execution for its clients.

About Motos America

Motos America Inc. (OTC: MTAM – previously WECT) is a premium European motorcycle dealership consolidation company. In Nov. 2021, the company changed its name from “Weconnect Tech International, Inc.” to “Motos America Inc.” When it changed its name, the company adopted a new business model. Motos America purchases and operates powersports dealerships, with an emphasis on European luxury motorcycle brands, including BMW Motorcycles, Triumph Motorcycles and Ducati Motorcycles. The company believes the motorcycle dealership industry is primed for consolidation, similar to what has occurred in the automotive industry. Motos America believes that consolidation in this niche will bring about the same advantages of scale associated with automotive dealer group consolidations. Namely, better operating results driven by professional management, branding and marketing opportunities, and volume purchasing.

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For more information, please contact:

Motos America Inc.
Jordan Darrow, Investor Relations
jordan@motosamerica.com
(512) 551-9296

This Press Release contains forward-looking statements within the meaning Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

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